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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           NEXTEL INTERNATIONAL, INC.

       Pursuant to RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

                                 ARTICLE I. NAME

       The name of this corporation is Nextel International, Inc.

                              ARTICLE II. PURPOSES

       This corporation is organized to engage in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                               ARTICLE III. SHARES

                     (This Article was amended on 10/16/00.)

              This corporation is authorized to issue a total of 2,160,037,500 shares of all classes of capital stock, divided into three classes as follows:

              1,500,000,000 shares of Class A Common Stock par value $0.001 per share (the "Class A Common Stock");

              650,000,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock");

              12,500 shares of Series A Exchangeable Redeemable Preferred Stock, par value $10.00

              25,000 shares of Series B Redeemable Preferred Stock, par value $10.00

              10,000,000 shares of preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock").

              The Undesignated Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as

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       determined from time to time by the Board of Directors of this corporation and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution or resolutions establishing such series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, bit not below the number of shares of such at any time outstanding. In case the number of shares of any series shall be so decreased, the shares that are the subject of such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

              A.     Terms Of Series A Exchangeable Redeemable Preferred Stock

              1.     Series A Stated Value.

              1.1 Each share of Series A Exchangeable Redeemable Preferred Stock (the "Series A Preferred Stock") will have a stated liquidation value of $100,000 (the "Series A Stated Value"), which Series A Stated Value will increase annually as set forth in Section 1.2. This corporation will issue fractional shares of Series A Preferred Stock upon the original issuance, transfer or exchange of a Series A Preferred Stock share, unless this corporation and the holder of such Series A Preferred Stock share agree upon a payment in lieu of any such fractional share.

              1.2 The Series A Stated Value will increase at an annual rate of accretion equal to 13.625% (the "Rate of Accretion"), which increase will be calculated semiannually on June 30 and on December 31 of each year during which any shares of Series A Preferred Stock remain outstanding (each a "Semiannual Calculation Date"). All such increases will be cumulative and will be calculated by multiplying the Series A Stated Value as of the immediately prior Semiannual Calculation Date (or in the case of the first semiannual increase on June 30, 1998, by the original Series A Stated Value as set forth in Section 1.1) by 106.8125%, the product of which will constitute the Series A Stated Value until the next such semiannual calculation. All calculations required hereunder will be computed on the basis of a 360-day year of 12

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       30-day months.

              2. Dividends. The Series A Preferred Stock has no profit participation or dividend rights, except as required by law.

              3.     Series A Liquidation Rights.

              3.1 In the event of any liquidation, dissolution or winding up of the business of this corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock is entitled to receive, for each share thereof, out of assets of this corporation legally available therefor, a preferential amount in cash equal to (and not more than) the sum of (A) the Series A Stated Value as of the immediately prior Semiannual Calculation Date, plus (B) an amount equal to the amount of all legally required dividends or distributions thereon, if any, payable pursuant to Section 2, plus (C) any Interim Accreted Value. "Interim Accreted Value" means, for purposes of this Section 3.1, an amount equal to (i) the Rate of Accretion expressed as a daily rate from the immediately prior Semiannual Calculation Date through the effective date of the liquidation, dissolution or winding up, multiplied by (ii) the Series A Stated Value as of the immediately prior Semiannual Calculation Date. All preferential amounts to be paid to the holders of any outstanding shares of Series A Preferred Stock and Series B Preferred Stock in connection with a liquidation, dissolution or winding up will be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of
       (x) any series of Preferred Stock whose terms provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) or (y) common stock. If in any such distribution the assets of this corporation are insufficient to pay the holders of the outstanding shares of the Series A Preferred Stock (and the holders of any Series B Preferred Stock and any other class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of this corporation) the full amounts to which they may be entitled, such holders will share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full. In liquidation, shares of Series A Preferred Stock and Series B Preferred Stock will rank on a pari passu basis.

              3.2 Holders of shares of Series A Preferred Stock will not be entitled to receive any amounts with respect to any liquidation,

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       dissolution or winding up of this corporation other than the amounts provided in this Section 3. Neither a merger nor consolidation of this corporation into or with another corporation nor a merger or consolidation of any other corporation into or with this corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the assets of this corporation will be deemed to be a liquidation, dissolution or winding up of this corporation for purposes of this
       Section 3.

              4.     Series A Voting Rights.

              4.1 On matters as to which they are entitled to vote, the holders of Series A Preferred Stock will be entitled to the number of votes per share (calculated as of the date of any such vote) that is equal to the Series A Stated Value as of the immediately prior Semiannual Calculation Date divided by 100,000. The holders of Series A Preferred Stock will vote separately as a class on all matters as to which they are entitled to vote, except as otherwise provided herein. Any action that may be taken hereunder by the holders of the Series A Preferred Stock at a meeting may be taken by the written consent of the holders of shares of Series A Preferred Stock outstanding and entitled to vote thereon.

              4.2 Unless it has been approved by the vote of the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as if they constituted a single class, no amendment to the Restated Articles of Incorporation of this corporation can become effective if it (A) creates or authorizes the creation of any class or series of capital stock (other than the Series B Preferred Stock) ranking on parity with or superior to the Series A Preferred Stock or the Series B Preferred Stock in any respect or (B) alters or changes the powers, preferences or rights of shares of Series A Preferred Stock or Series B Preferred Stock in a manner adverse to the holders of Series A Preferred Stock and Series B Preferred Stock.

              4.3 Unless holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as if they constituted a single class, have given their approval, this corporation is not authorized to merge, reorganize, recapitalize, consolidate or consummate a share exchange (each a "Transaction") if (A) the GAAP Net Worth of the successor or resulting entity on a pro forma basis after giving effect to the Transaction (and any related transactions) is not equal to or greater than the GAAP Net Worth of this corporation immediately

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       prior to the Transaction, or (B) the priority of the Series A Preferred
       Stock or the Series B Preferred Stock in the capital stock of the successor or resulting entity will rank on parity with or junior to any class or series of capital stock that has been created or issued without the approval of the Series A Preferred Stock and the Series B Preferred Stock pursuant to Section 4.2. "GAAP Net Worth" means the net worth of this corporation or any successor or resulting entity, as the case may be, calculated in accordance with generally accepted accounting principles, as in effect from time to time, on a basis consistent with past practice.

              4.4 No dividend or other distribution will be declared or paid on the common stock or any other stock of this corporation ranking junior to or ranking pari passu with the Series A Preferred Stock (except any outstanding Series B Preferred Stock) without the prior consent of the holders of a majority of the shares of Series A

              Preferred Stock outstanding, and until any legally required dividends or distributions owing on the Series A Preferred Stock have been paid in full.

              4.5 In addition to the voting rights set forth herein, the holders of Series A Preferred Stock will be entitled to exercise such voting rights as may be provided to them under Washington law to the extent such voting rights are not inconsistent with those set forth herein. Nothing herein should be read or construed as limiting such voting rights.

              5.     Exchange for Series B Preferred Stock.

              5.1    Series A Exchange Right.

              5.1.1 Each holder of Series A Preferred Stock may, at any time following a Exchange Trigger Event, exchange any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Series B Preferred Stock as equals (A) the sum of the Series A Stated Value as of the immediately prior Semiannual Calculation Date plus any Interim Accreted Value of such Series A Preferred Stock, multiplied by (B) the number of shares of Series A Preferred Stock being exchanged, divided by (C) the Series B Stated Value (as defined in Section 1 of the Terms of Series B Redeemable Preferred Stock). For purposes of this Section 5.1.1, "Interim Accreted Value" means an amount equal to (i) the Rate of Accretion expressed as a daily rate from the immediately prior Semiannual Calculation Date through the date of exchange,

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       multiplied by (ii) the Series A Stated Value as of the immediately prior
       Semiannual Calculation Date. To the extent necessary, this corporation will issue fractional shares of Series B Preferred Stock upon any exchange pursuant to this Section 5, unless this corporation and the holder of the Series A Preferred Stock being exchanged agree upon a payment in lieu of any such fractional share. In order to exercise the exchange privilege under this Section 5.1.1, a holder of shares of Series A Preferred Stock must give written notice to this corporation at its principal office stating the holder's name and address and the number of shares of Series A Preferred Stock such holder elects to exchange.

              5.1.2 "Exchange Trigger Event" means (A) the recapitalization or reorganization of this corporation; (B) a registered, underwritten public offering of any capital stock of this corporation; (C) the sale or other disposition by Nextel Communications, Inc., a Delaware corporation ("Nextel Communications") or a wholly owned subsidiary of Nextel Communications, of shares of common stock of this corporation or (D) the issuance of shares of common stock by this corporation, such that following any event covered by clause (C) or (D) above, Nextel Communications owns less than fifty percent (50%) of this corporation's outstanding shares of common stock.

              5.1.3 At such time as any certificate or certificates representing the Series A Preferred Stock that has been exchanged are surrendered to this corporation, this corporation will issue and deliver a certificate or certificates representing the appropriate number of shares of Series B Preferred Stock (calculated pursuant to Section 5.1.1) to each former holder of Series A Preferred Stock participating in the exchange. In case of the exchange under Section 5.1.1 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to this corporation, this corporation will forthwith issue and deliver a new certificate for the number of shares of Series A Preferred Stock that have not been exchanged. Until any certificate or certificates representing Series A Preferred Stock that has been exchanged are surrendered and a certificate or certificates representing the Series B Preferred Stock into which such Series A Preferred Stock has been exchanged has been issued and delivered, the certificate or certificates representing the shares of Series A Preferred Stock that have been exchanged will represent the shares of Series B Preferred Stock into which such shares of Series A Preferred Stock have been exchanged. This corporation will pay all documentary, stamp or similar issue or transfer tax, if any, due on the issue of shares of Series B


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       Preferred Stock issuable upon exchange of the Series A Preferred Stock.


              6.     Redemption.

              6.1 Corporation's Right to Redeem. This corporation may (A) in its sole discretion and at any time, redeem all shares of the Series A Preferred Stock outstanding or (B) with the prior consent of the holders of a majority of such shares outstanding, redeem a portion of the Series A Preferred Stock then outstanding, on a pro rata basis, in either case at a total per share redemption price equal to the sum of the Series A Stated Value as of the immediately prior Semiannual Calculation Date plus any Interim Accreted Value. "Interim Accreted Value," for purposes of this Section 6.1, means an amount equal to (i) the Rate of Accretion expressed as a daily rate from the immediately prior Semiannual Calculation Date through the Series A Redemption Date, multiplied by (ii) the Series A Stated Value as of the immediately prior Semiannual Calculation Date.

              6.2    Series A Redemption Notice.

              6.2.1 Subject to the requirements of Section 6.1, this corporation may call all or a portion of the outstanding shares of Series A Preferred Stock for redemption and set a date for the redemption (the "Series A Redemption Date"). Notice of such proposed redemption (the "Series A Redemption Notice") must be mailed at least 45 days prior to the Series A Redemption Date to all holders of shares of Series A Preferred Stock at their respective addresses as the same appear on the stock record books of this corporation. Each Series A Redemption Notice will state (A) the Series A Redemption Date, (B) the Series A Redemption Price, (C) the place or places where such shares of Series A Preferred Stock are to be surrendered, and (D) that legally required dividends or distributions, if any, on shares of Series A Preferred Stock to be redeemed will cease to accrue on the Series A Redemption Date. No defect in any such notice as to any shares of Series A Preferred Stock will affect the proceedings for the redemption of any shares of Series A Preferred Stock.

              6.2.2 Upon surrender in accordance with the Series A Redemption Notice of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors so requires and the notice so states), such shares of Series A Preferred Stock will be redeemed

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       by this corporation, which will make payment to the surrendering holder in an amount equal to the product of the applicable Series A Redemption Price multiplied by the number of shares of Series A Preferred Stock being surrendered by such holder for redemption.

              6.3    Payment Prior to Series A Redemption Date.

              6.3.1 If a Series A Redemption Notice is duly given as provided for above, or if this corporation has given to the bank or trust company hereinafter referred to irrevocable authorization to give or complete such Series A Redemption Notice, and if prior to the applicable Series A Redemption Date the funds necessary for such redemption have been deposited by this corporation with a bank or trust company in good standing (which bank or trust company will have been identified in a written notice given to the holders whose shares of Series A Preferred Stock are to be redeemed), organized under the laws of the United States of America or a State thereof, having a capital surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for or otherwise subject to redemption, so as to be, and to continue to be, available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock so called for or otherwise subject to redemption may not have been surrendered for cancellation, all shares of Series A Preferred Stock so called for or otherwise subject to redemption will no longer be deemed to be outstanding on and after such Series A Redemption Date, and all rights with respect to such shares will forthwith cease and terminate at the close of business on such Series A Redemption Date, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, without interest. Any interest accrued on any funds so deposited will be the property of this corporation and will be paid to this corporation from time to time.

              6.3.2 Any funds set aside or deposited, as the case may be, in accordance with Section 6.3.1 that remain unclaimed at the end of one year from the applicable Series A Redemption Date will be released or repaid to this corporation, after which the holders of the shares of Series A Preferred Stock so called for redemption will look only to this corporation for payment of the amount payable on redemption thereof, without interest, subject to the applicable law of escheat.

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              7.     Other Provisions.

              7.1 Issuance of Shares. This corporation will not issue, or enter into any commitment to issue, shares of Series A Preferred Stock except (A) pursuant to the terms of any agreement in effect on the date that the Articles of Amendment of the Restated Articles of Incorporation of this corporation establishing the powers, preferences and rights of the Series A Preferred Stock were originally filed with the Secretary of State of the State of Washington, or (B) such other issuances or issuance commitments as have been approved in advance by the vote of the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as if they constituted a single class.

              7.2 Cancellation of Shares of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by this corporation for any reason can be reissued, and all such shares will be canceled, retired and eliminated from the shares of Series A Preferred Stock which this corporation is authorized to issue.

              7.3 Reservation of Shares. This corporation will at all times reserve from its authorized Series B Preferred Stock a sufficient number of shares to provide for exchange of all shares of Series A Preferred Stock from time to time outstanding.

              7.4 Notices. This corporation will provide to each holder of shares of Series A Preferred Stock a copy of any materials delivered to the holders of any other shares of this corporation's capital stock by or on behalf of this corporation at the same time such materials are being delivered to such other holders.

              7.5 Record Holders. This corporation and its transfer agent, if any, for the shares of Series A Preferred Stock, may deem and treat the record holder of any shares of Series A Preferred Stock as the sole true and lawful owner thereof for all purposes, and neither this corporation nor any such transfer agent will be affected by any notice to the contrary.

              B.     Terms of Series B Redeemable Preferred Stock

              1. Series B Stated Value. Each share of Series B Redeemable Preferred Stock (the "Series B Preferred Stock") will have a liquidation preference at a stated value, calculated at the time the first share(s) of Series A Preferred Stock are exchanged into share(s) of Series B Preferred Stock, equal to the Series A Stated Value as of the immediately prior Semiannual Calculation

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       Date plus an amount equal to any Interim Accreted Value (the "Series B
       Stated Value"). "Interim Accreted Value," for the purposes of this
       Section 1, means an amount equal to (i) the Rate of Accretion expressed as a daily rate from the immediately prior Semiannual Calculation Date through the date of exchange, multiplied by (ii) the Series A Stated Value as of the immediately prior Semiannual Calculation Date. This corporation will issue fractional shares of Series B Preferred Stock upon the original issuance, transfer or exchange of a Series B Preferred Stock share, unless this corporation and the holder of such Series B Preferred Stock share agree upon a payment in lieu of any such fractional share. All future issuances of Series B Preferred Stock, following the first such issuance, will be made at the Series B Stated Value.

              2.     Dividends.

              2.1(a) Beginning on their date of issuance, holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Series B Preferred Stock outstanding held by them, at a rate per annum equal to 13.625% of the Series B Stated Value, or a daily rate of 0.0378% of the Series B Stated Value (the "Daily Rate"). Such dividends will be cumulative, whether or not earned or declared, and will be payable quarterly in arrears on March 31, June 30 and September 30, December 31 (each a "Distribution Date") of each year or portion thereof ending on or prior to March 12, 2010 (such twelve-year period, the "Initial Term") during which any shares of Series B Preferred Stock remain outstanding and also shall be payable in arrears on March 12, 2010 with respect to the period from January 1, 2010 to March 12, 2010 if any shares of Series B Preferred Stock remain outstanding.

              (b) During each twelve-month period beginning on March 13, 2010 and on each subsequent March 13 (each, a "Subsequent Year"), holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Series B Preferred Stock outstanding held by them, at a rate per annum equal to 18.00% of the Series B Stated Value, or a daily rate of 0.0500% of the Series B Stated Value (the "Subsequent Year Daily Rate"). Such dividends will be cumulative, whether or not earned or declared, and will be payable on June 12, September 12, and December 12, March 12 in each such Subsequent Year, commencing on June 12, 2010

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       (each, a "Subsequent Year Distribution Date") if any shares of Series B
       Preferred Stock remain outstanding.

              2.2 Dividends on the Series B Preferred Stock will be will be computed on the basis of a 360-day year of twelve 30-day months.

              2.3 References herein to the "Appropriate Year" shall mean a year during the Initial Term or a Subsequent Year, as appropriate to the context. References herein to the "Appropriate Daily Rate" shall mean the Daily Rate or a Subsequent Year Daily Rate, as appropriate to the context. References herein to an "Appropriate Distribution Date" shall mean a Distribution Date or a Subsequent Year Distribution Date, as appropriate to the context.

              2.4 Dividends payable on the outstanding shares of Series B Preferred Stock shall be paid in cash or, at the option of this corporation, in additional fully paid and non-assessable shares of Series B Preferred Stock having an aggregate Series B Stated Value equal to the amount of such dividends ("PIK Dividend Shares"); PROVIDED, THAT, PIK Dividend Shares may not be issued to pay any amount of accrued but unpaid dividends or distributions due pursuant to Section 3 below, or any amount of accrued but unpaid dividends or distributions due pursuant to Section 5 below. All PIK Dividend Shares, from and after their issuance on the Appropriate Distribution Date, shall have the same rights and privileges as any other outstanding shares of Series B Preferred Stock.

              3.     Series B Liquidation Rights.

              3.1 In the event of any liquidation, dissolution or winding up of the business of this corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock will be entitled to receive, for each share thereof, out of assets of this corporation legally available therefor, a preferential amount in cash equal to (and not more than) the sum of (A) the Series B Stated Value plus (B) an amount equal to the amount of all declared (or due to be declared), but unpaid dividends or distributions thereon, if any, payable pursuant to Section 2.1 during each Appropriate Year, plus an amount equal to the Appropriate Daily Rate multiplied by the Series B Stated Value, multiplied by the number of days since the immediately prior Appropriate Distribution Date. All preferential amounts to be paid to the holders of any outstanding shares of Series B Preferred Stock and Series A Preferred Stock in connection with such

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       liquidation, dissolution or winding up will be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of (i) any other series of preferred stock whose terms provide that the holders of Series B
       Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) or (ii) common stock. If in any such distribution the assets of this corporation are insufficient to pay the holders of the outstanding shares of the Series B Preferred Stock (and the holders of any Series A Preferred Stock and any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of this corporation) the full amounts to which they may be entitled, such holders will share ratably in any distribution of assets in accordance with the sums which would be payable upon such distribution if all sums payable thereon were paid in full. In liquidation, shares of Series B Preferred Stock and Series A Preferred Stock will rank on a pari passu basis.

              3.2 Holders of shares of Series B Preferred Stock will not be entitled to receive any amounts with respect to any liquidation, dissolution or winding up of this corporation other than the amounts provided in this Section 3. Neither a merger nor consolidation of this corporation into or with another corporation nor a merger or consolidation of any other corporation into or with this corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the assets of this corporation will be deemed to be a liquidation, dissolution or winding up of this corporation for purposes of this
       Section 3.

              4.     Series B Voting Rights.

              4.1 On all matters as to which they are entitled to vote, the holders of Series B Preferred Stock will be entitled to the number of votes per share (calculated as of the date of any such vote) that is equal to the Series B Stated Value divided by 100,000. The holders of Series B Preferred Stock will vote separately as a class on all matters as to which they are entitled to vote, except as otherwise provided herein. Any action that may be taken hereunder by the holders of the Series B Preferred Stock at a meeting may be taken by the written consent of the holders of shares of Series B Preferred Stock outstanding and entitled to vote thereon.

              4.2 Immediately following the issuance of any shares of Series B Preferred Stock, the number of Directors constituting the

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       Board of Directors will be adjusted to permit the holders of the majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, to elect one additional Director to the Board of Directors (the "Series B Director"). The Series B Director's initial term will expire at the next regularly scheduled meeting of the holders of the common stock of this corporation, at which meeting the holders of shares of Series B Preferred Stock outstanding voting separately as a class will be entitled to elect one Director. Any individual elected to the Board of Directors by vote of the Series B Preferred Stock pursuant to this
       Section 4.2 is referred to herein as a "Series B Director."

              4.3 A Series B Director may only be removed from office by the vote of the holders of a majority of shares of Series B Preferred Stock outstanding, voting separately as a class. Except as set forth in Section 4.7, any vacancy for the Series B Director position may be filled only by the vote of the holders of a majority of shares of Series B Preferred Stock outstanding, voting separately as a class.

              4.4 If dividends on the Series B Preferred Stock are in arrears and unpaid for four consecutive quarterly periods or for any six quarterly periods (whether or not consecutive) (each, a "Dividend Default"), then the number of Directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, to elect an additional Director (the "Series B Default Director"). For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid will not be treated as unpaid.

              4.5 The right of the holders of Series B Preferred Stock to elect the Series B Default Director as described above will continue until such time as all accumulated dividends that are in arrears on the Series B Preferred Stock are paid in full, at which time the term of any Series B Default Director elected pursuant to Section 4.4 hereof will terminate and the number of Directors constituting the Board of Directors will be reduced to the number necessary to reflect the termination of the right of the holders of the Series B Preferred Stock to elect a Series B Default Director, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Dividend Default. At any time after voting power to elect a Series B Default Director has become vested and is continuing in the holders of shares of the Series B Preferred Stock pursuant to

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                                                                         PAGE 13

       Section 4.4 hereof, or if a vacancy exists in the office of the Series B Default Director elected by the holders of shares of the Series B Preferred Stock, an officer of this corporation may, and upon the written request of the record holders of at least 25% of the shares of Series B Preferred Stock then outstanding addressed to the secretary of this corporation must, call a special meeting of the holders of the Series B Preferred Stock, for the purpose of electing a new Series B Default Director. If such meeting is called by an officer of this corporation within 30 days after personal service of said written request upon the secretary of this corporation, or within 30 days after mailing the same within the United States by certified mail, addressed to the secretary of this corporation at its principal executive offices, then the holders of record of at least 25% of the shares of the Series B Preferred Stock outstanding may designate in writing one of their number to call such meeting at the expense of this corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of this corporation and will be held at the place for holding the annual meetings of shareholders or such other place in the United States as may be designated in such notice. Notwithstanding the provisions of this Section 4.5, no such special meeting need be called if any such request is received less than 40 days before the day fixed for the next ensuing annual or special meeting of shareholders of this corporation. This corporation will provide any holder of shares of the Series B Preferred Stock so designated access to the lists of holders of shares of the Series B Preferred Stock for purposes of calling a meeting pursuant to the provisions of this Section 4.5.

              4.6 At any meeting held for the purpose of electing a Series B Director or a Series B Default Director, the presence in person or by proxy of the holders of at least a majority of the shares of Series B Preferred Stock outstanding will be required to constitute a quorum of such Series B Preferred Stock.

              4.7 Any vacancy occurring in the office of the Series B Director can be filled by a then serving Series B Default Director, if any, and any vacancy occurring in the office of the Series B Default Director, if applicable, can be filled by any then serving Series B Director, in either case unless and until the holders of a majority of the shares of Series B Preferred Stock outstanding elect another person to fill any such vacancy.

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                                                                         PAGE 14

              4.8 Upon the redemption of the last share of Series B Preferred Stock then outstanding, the number of Directors constituting the Board of Directors will be adjusted to eliminate any then existing Series B Director or Series B Default Director seats, subject always to the provisions of this Section 4 for the renewal and divestment of such special Series B Preferred Stock voting rights on the subsequent issuance of any shares of Series B Preferred Stock.

              4.9 Unless it has been approved by the vote of the holders of a majority of shares of Series A Preferred Stock and Series B Preferred Stock outstanding, each voting together as if they constituted a single class, no amendment to the Restated Articles of Incorporation of this corporation can become effective if it (A) creates or authorizes the creation of any class or series of capital stock (other than the Series A Preferred Stock) ranking on parity with or superior to the Series A Preferred Stock or the Series B Preferred Stock in any respect or (B) alters or changes the powers, preferences or rights of shares of Series B Preferred Stock in a manner adverse to the holders of the Series A Preferred Stock or the Series B Preferred Stock.

              4.10 Unless holders of a majority of shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as if they constituted a single class, have given their approval, this corporation is not authorized to participate or engage in any Transaction if (A) the GAAP Net Worth of the successor or resulting entity on a pro forma basis after giving effect to the Transaction (and any related transactions) is not equal to or greater than the GAAP Net Worth of this corporation immediately prior to the Transaction or (B) the priority of the Series B Preferred Stock in the capital stock of the successor or resulting entity is on parity with or junior to any class or series of capital stock that has been created or issued without the approval of the Series A Preferred Stock and Series B Preferred Stock pursuant to Section 4.9.

              4.11 No dividend or other distribution will be declared or paid on the common stock or any other stock of this corporation ranking junior to or ranking pari passu with the Series B Preferred Stock (except as required by law on any outstanding Series A Preferred Stock) without the prior consent of the holders of a majority of the shares of Series B Preferred Stock outstanding and until any dividends or distributions owing on the Series B Preferred Stock have been paid in full.

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                                                                         PAGE 15

              4.12 In addition to the voting rights set forth herein, the holders of Series B Preferred Stock will be entitled to exercise such voting rights as may be provided to them under Washington law to the extent such voting rights are not inconsistent with those set forth herein. Nothing herein should be read or construed as limiting such voting rights.

              5.     Redemption of Series B Preferred Stock.

              5.1 Corporation's Right to Redeem. This corporation may (A) in its sole discretion and at any time, redeem all shares of the Series B Preferred Stock outstanding, or (B) with the consent of the holders of a majority of such shares outstanding, redeem a portion of the Series B Preferred Stock then outstanding, on a pro rata basis, in either case at a total per share redemption price equal to the sum of the Series B Stated Value, plus an amount equal to the amount of all declared (or due to be declared), but unpaid dividends or distributions thereon, if any, payable pursuant to Section 2.1, through the immediately prior Appropriate Distribution Date, plus an amount equal to the product of the Appropriate Daily Rate multiplied by the Series B Stated Value, multiplied by the number of days since the immediately prior Appropriate Distribution Date (the "Series B Redemption Price").

              5.2    Series B Redemption Notice.

              5.2.1 Subject to the provisions of Section 5.1, this corporation may call all or a portion of the outstanding shares of Series B Preferred Stock for redemption and set a date for the redemption (the "Series B Redemption Date"). Notice of a proposed redemption pursuant to Section
       5.1 (each such notice a "Series B Redemption Notice") must be mailed at least 45 days prior to the Series B Redemption Date to all holders of shares of Series B Preferred Stock at their respective addresses as the same appear on the stock record books of this corporation. Each Series B Redemption Notice will state (A) the Series B Redemption Date, (B) the Series B Redemption Price, (C) the place or places where such shares of Series B Preferred Stock are to be surrendered, and (D) that dividends on shares of Series B Preferred Stock to be redeemed will cease to accrue on the Series B Redemption Date. No defect in any such notice as to any shares of Series B Preferred Stock will affect the proceedings for the redemption of any shares of Series B Preferred Stock.

              5.2.2  Upon surrender in accordance with the Series B

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                                                                         PAGE 16

       Redemption Notice of the certificates for any shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors so requires and the notice so states), such shares of Series B Preferred Stock will be redeemed by this corporation, which will make payment to the surrendering holder in an amount equal to the product of the applicable Series B Redemption Price, multiplied by the number of shares of Series B Preferred Stock being surrendered by such holder for redemption.

              5.3    Payment Prior to Series B Redemption Date.

              5.3.1 If a Series B Redemption Notice is duly given as provided for above, or if this corporation has given to the bank or trust company hereinafter referred to irrevocable authorization to give or complete such Series B Redemption Notice, and if prior to the applicable Series B Redemption Date the funds necessary for such redemption will have been deposited by this corporation with a bank or trust company in good standing (which bank or trust company will have been identified in a written notice given to the holders whose shares of Series B Preferred Stock are to be redeemed), organized under the laws of the United States of America or a State thereof, having a capital surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for or otherwise subject to redemption, so as to be, and to continue to be, available therefor, then, notwithstanding that any certificate for shares of Series B Preferred Stock so called for or otherwise subject to redemption may not have been surrendered for cancellation, all shares of Series B Preferred Stock so called for or otherwise subject to redemption will no longer be deemed to be outstanding on and after such Series B Redemption Date and all rights with respect to such shares will forthwith cease and terminate at the close of business on such Series B Redemption Date, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, without interest. Any interest accrued on any funds so deposited will be the property of this corporation and will be paid to this corporation from time to time.

              5.3.2 Any funds set aside or deposited, as the case may be, in accordance with Section 5.3.1 that remain unclaimed at the end of one year from the applicable Series B Redemption Date will be released or repaid to this corporation, after which the holders of the shares of Series B Preferred Stock so called for

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                                                                         PAGE 17
       redemption will look only to this corporation for payment of the amount payable on redemption thereof, without interest, subject to the applicable law of escheat.

              6.     Other Provisions.

              6.1 Issuance of Shares. This corporation will not issue, or enter into any commitment to issue, shares of Series B Preferred Stock except (A) in exchange of shares of Series A Preferred Stock on the terms and subject to the conditions set forth in the Terms of Series A Exchangeable Redeemable Preferred Stock, or (B) as PIK Dividend Shares as contemplated in accordance with Section 2.4 above, or (C) such other issuances or issuance as have been approved in advance by the vote of the holders of a majority of the shares of any Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as if they constituted a single class.

              6.2 Cancellation of Shares of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by this corporation for any reason will be reissued, and all such shares will be canceled, retired and eliminated from the shares of Series B Preferred Stock which this corporation is authorized to issue.

              6.3 Reservation of Shares. This corporation will at all times reserve from its authorized Series B Preferred Stock a sufficient number of shares to provide for exchange of all shares of Series A Preferred Stock from time to time outstanding and for payment of the maximum amount of PIK Dividend Shares issuable in respect of all Shares of Series B Preferred Stock from time to time outstanding.

              6.4 Notices. This corporation will provide to each holder of shares of Series B Preferred Stock a copy of any materials delivered to the holders of any other shares of this corporation's capital stock by or on behalf of this corporation at the same time such materials are being delivered to such other holders.

              6.5 Record Holders. This corporation and its transfer agent, if any, for the Series B Preferred Stock, may deem and treat the record holder of any shares of Series B Preferred Stock as the sole true and lawful owner thereof for all purposes, and neither this corporation nor any such transfer agent will be affected by any notice to the contrary.

              C.     Terms of Common Stock; Voting; Directors

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                                                                         PAGE 18

              1.     Voting Rights.

              1.1 Each share of Class A Common Stock shall be entitled to one vote per share in person or by proxy on all matters submitted to a vote of the stockholders of the corporation on which the holders of the Class A Common Stock are entitled to vote.

              1.2 Each share of Class B Common Stock shall be entitled to ten votes per share in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Class B Common Stock are entitled to vote.

              1.3 Except as otherwise required in this these Articles of Incorporation, the Bylaws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation generally (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of preferred stock).

              2.     Dividends and Distributions.

              2.1 Subject to the preferences applicable to the Preferred Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor; provided, that, subject to the provisions of this Section, the corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

              2.2 In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock, the number

--------------------------------------------------------------------------------
                                                                         PAGE 19
       of shares of each class of Common Stock payable per share of each such class of Common Stock shall be equal in number.

              2.3 In the event the Corporation shall be liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled to share ratably, as a single class, in the remaining net assets of the corporation; that is, an equal amount of net assets for each share of Class A Common Stock and Class B Common Stock.

              3.     Conversion of Class B Common Stock.

              3.1 Optional Conversion by the Holder. Each holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the corporation of the certificate or certificates representing the shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the corporation or at the office of the corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article III, Section 3.7.

              3.2    Automatic Conversion Upon Transfer.

              3.2.1 Each share of Class B Common Stock Transferred (as defined in Article III, Section 3.2.4), directly or indirectly, by a beneficial owner (as defined in Article III Section 3.2.4) of Class B Common Stock (a "Class B Shareholder") to one or more individuals, corporations, limited liability companies, partnerships, joint ventures, trusts, unincorporated organizations or other entities (each, a "Person"), other than a Permitted Transferee shall automatically convert into one fully paid and non-assessable share of Class A Common Stock upon such disposition. Any purported transferee of shares of Class B Common Stock

--------------------------------------------------------------------------------
                                                                         PAGE 20
       purported to be Transferred in violation of this Article III, Section
       3.2.1 shall have no rights as a shareholder of the corporation and no other rights against, or with respect to, the corporation, except the right to receive shares of Class A Common Stock upon the conversion of his, her or its shares of Class B Common Stock into shares of Class A Common Stock. Notwithstanding the foregoing, if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the Class B Common Stock, then each share of the Class B Common Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into one fully paid and non-assessable share of Class A Common Stock Determinations as to the occurrence of events listed in this Article III,
       Section 3.2 shall be made by a majority of the Board of Directors.

              3.2.2. Notwithstanding anything to the contrary set forth in
       Article III, Section 3.2.1, any Class B Shareholder may pledge his, her or its shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Article III, Section 3.2. In the event of foreclosure, realization or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

              3.2.3 The Corporation shall note on the certificates representing shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Article III, Section 3.2.

              3.2.4 For the purpose of this Article III, the term "beneficial owner(s)" of any shares of Class B Common Stock means a Person that has or shares the power, either singly or jointly, to direct the voting or disposition of such shares. A "Permitted Transferee" means (i) any Class B Shareholder; (ii) the spouse of a Class B Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of a Class B Shareholder or of a Class B Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) principally for the benefit of such Class B Shareholder

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                                                                         PAGE 21
       and/or any of his or her Permitted Transferees, and (vi) any Subsidiary of a Class B Shareholder. A "Subsidiary" of a Class B Shareholder or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Class B Shareholder or any such other Person, as the case may be (either alone or through or together with any other Subsidiary), (1) owns, directly or indirectly, 50% or more of the capital stock or other or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other entity, or (2) has the contractual or other power to designate a majority of the board of directors or other governing body of such corporation or other entity. A "Transfer" means any transfer, sale, assignment, gift, bequest, appointment or other disposition.

              3.3 If at any time the number of shares of Class B Common Stock owned by Nextel Communications Group (as defined herein) in the aggregate constitutes less than 30% of the aggregate number of shares of Common Stock then issued and outstanding, and thereafter remains less than 30% of the aggregate number of shares of Common Stock issued and outstanding for a continuous period greater than 90 days from the most recent date on which such ownership constituted less than such 30%, then each share of Class B Common Stock then issued and outstanding shall thereupon be converted automatically as of such date into one fully paid and non-assessable share of Class A Common Stock. Upon the determination by a majority of the Board of Directors that such automatic conversion has occurred, notice of such automatic conversion shall be given by the corporation as soon as practicable thereafter by means of written notice to all holders of Class B Common Stock, and the Secretary of the corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article III, Section
       3.7. "Nextel Communications Group" means and includes Nextel Communications, Inc. ("NCI"), all Subsidiaries of NCI, any entity with which NCI is merged or consolidated (notwithstanding whether NCI is the surviving entity in such merger or

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                                                                         PAGE 22
       consolidation), and any Person which acquires all or substantially all of the assets of NCI.

              3.4 As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Article III, Section 3.1, 3.2 or 3.3, and the payment in cash of any amount required by the provisions of Article III,
       Section 3.7, the corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the event causing the conversion occurs. Upon the date any such conversion is deemed made or effected, all rights of the holder of such shares of Class B Common Stock as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

              3.5 Upon any reclassification or other similar transaction that results in the shares of Class A Common Stock being converted into or exchanged for another security, holders of Class B Common Stock shall be entitled to receive upon subsequent conversion or exchange of such Class B Common Stock the amount of such other security that such holder would have received if such conversion or exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion or exchange of any share of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted or exchanged subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive

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                                                                         PAGE 23
       the dividend or other distribution payable on such share on such date notwithstanding the conversion or exchange thereof or the default in payment of the dividend or distribution due on such date.

              3.6 The corporation covenants that it shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. The corporation covenants that if any shares of Class A Common Stock require registration with or approval of any Governmental Authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion of any Class B Common Stock, the corporation shall cause such shares to be duly registered or approved, as the case may be. The corporation shall use its reasonable best efforts to list or otherwise qualify for trading the shares of Class A Common Stock required to be delivered upon conversion or exchange prior to such delivery upon each national securities exchange, automated quotation system or other market upon which the outstanding Class A Common Stock is listed or qualified for trading at the time of such delivery. The corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be validly issued, fully paid and non-assessable. "Governmental Authority" means any federal, state or local or any foreign government, governmental, regulatory or administrative authority or commission or any court, tribunal or agency.

              3.7 The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock being converted, then the Person or Persons requesting the issuance thereof shall pay to the corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid or is not payable.

              4. Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, each share of

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                                                                         PAGE 24
       previously existing common stock, without par value, issued and outstanding shall be and hereby is converted into and reclassified as one share of Class B Common Stock, par value $0.001 per share Certificates that prior to the filing of these Articles of Amendment with the Secretary of State represented shares of common stock shall be and hereby are canceled, and upon presentation of the canceled certificates to Nextel International, Inc., the holders thereof shall be entitled to receive certificate(s) representing the shares of Class B Common Stock into which such canceled shares have been converted.

                        ARTICLE IV. NO PREEMPTIVE RIGHTS

       Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE V. NO CUMULATIVE VOTING

       At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                               ARTICLE VI. BYLAWS

       The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                    ARTICLE VII. REGISTERED AGENT AND OFFICE

       The name of the registered agent of this corporation and the address of its registered office are Lawco of Washington, Inc., 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099.

                             ARTICLE VIII. DIRECTORS

       The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. At the time of the restatement of these Articles of Incorporation, the following persons are serving as the directors of this corporation are as follows:

         Name                               Address
         ----                               -------

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                                                                         PAGE 25

         Daniel F. Akerson                  2001 Edmund Halley Drive
                                            Reston, VA  20191

         Timothy M. Donahue                 2001 Edmund Halley Drive
                                            Reston, VA  20191


         Keith D. Grinstein                 1191 Second Avenue, Suite 1600
                                            Seattle, WA 98101

         C. James Judson                    2320 Carillon Point
                                            Kirkland, WA 98033

         Steven M. Shindler                 2001 Edmund Halley Drive
                                            Reston, VA  20191

         Dennis M. Weibling                 2320 Carillon Point
                                            Kirkland, WA 98033

         Steven P. Dussek                   2001 Edmund Halley Drive
                                            Reston, VA  20191


                            ARTICLE IX. INCORPORATOR

       The name and address of the incorporator is as follows:

         Name                               Address
         ----                               -------

         C. James Judson                    2600 Century Square
                                            1501 4th Avenue
                                            Seattle, WA 98101-1688

                  ARTICLE X. LIMITATION OF DIRECTORS' LIABILITY

       A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct or for conduct violating RCW 23B.08.302, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any

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       repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification occurring prior to such repeal or modification.

                         ARTICLE XI. SHAREHOLDER ACTIONS

       Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if either:

              (i) the action is taken by all shareholders entitled to vote on the action; or

              (ii) So long as this corporation is not a public company, the action is taken by shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

       To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given in advance of the date on which the action becomes effective. Unless otherwise required by the Washington Business Corporation Act in the case of action that would constitute a significant business transaction or that would entitle shareholders to exercise dissenters' rights, such notice shall be effective if given five days in advance by United States mail, first class postage prepaid, addressed to the shareholders at their addresses appearing on the records of the corporation. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board has delegated that responsibility.

       These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

       DATED: October 23, 2000.


                                          NEXTEL INTERNATIONAL, INC.



                                          By /s/ Robert J. Gilker
                                             -------------------------------
                                             Robert J. Gilker
                                             Vice President and General Counsel

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